ASSET PURCHASE AGREEMENT

                                     BETWEEN

                              COMDIAL CORPORATION,

                          AMERICAN PHONE CENTERS, INC.

                                       AND

                             KING TECHNOLOGIES, INC.


                             Dated as of May 4, 2001



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                            ASSET PURCHASE AGREEMENT


                  This ASSET PURCHASE AGREEMENT (the "Agreement"), dated as of May , 2001, is made between COMDIAL CORPORATION, a Delaware corporation ("Comdial"), AMERICAN PHONE CENTERS, INC., a Delaware corporation which is a wholly-owned subsidiary of Comdial ("Subsidiary") (Comdial and Subsidiary are collectively referred to as the "Seller"), and KING TECHNOLOGIES, INC., a Tennessee corporation ("Buyer").

                                    RECITALS

                  WHEREAS, Comdial desires to sell, directly or through Subsidiary certain inventory related to the repair and maintenance of telephones and keysystems, certain equipment related to the repair and maintenance of such telephones and keysystems, certain discontinued and obsolete telephone and keysystems inventory and Seller's rights and goodwill in the trade names and service marks associated therewith (the "Business"); and

                  WHEREAS, Buyer desires to purchase certain assets relating to the Business in accordance with the terms and conditions set forth in this Agreement; and

                  WHEREAS, simultaneously with the execution of this Agreement, Seller and Buyer are entering into a Repair Agreement (as herein defined) and a Discontinued Product Agreement (as defined herein).

                  NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and agreements herein contained, the parties agree as follows:

                                   DEFINITIONS

                  1.1 Definitions. The following terms, as used herein, have the following meanings:

                        "Closing" has the meaning set forth in Section 8.1.

                        "Closing Date" has the meaning set forth in Section 8.1.

                        "Discontinued Product Agreement" is an agreement between the parties, a copy of which is attached hereto as Exhibit A, and is described in Section 2.1.

                        "Encumbrances" has the meaning set forth in Section 3.6.

                        "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.


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                        "Legal Action" has the meaning set forth in Section 9.2.

                        "Liabilities" shall mean, as to any Person, all debts, adverse claims, liabilities, commitments, responsibilities, and obligations of any kind or nature whatsoever, direct, indirect, absolute or contingent, of such Person, whether accrued, vested or otherwise, whether know or unknown and whether or not actually reflected, or required to be reflected, in such Person's balance sheets or other books and records.

                        "Person" shall mean an individual, a partnership, a joint venture, a corporation, a business trust, a limited liability company, a trust, an unincorporated organization, a joint stock company, a labor union, an estate, a governmental entity or any other entity.

                        "Purchased Assets" has the meaning set forth in Section 2.1.

                        "Purchased Intellectual Property Rights" has the meaning set forth in Section 2.1

                        "Purchase  Price" has the  meaning  set forth in Section
2.4.

                        "Repair Agreement" is an agreement between the parties, a copy of which is attached hereto as Exhibit B, and is described in Section 2.1

                        "Security Agreement" is an agreement between the Buyer and Comdial, a copy of which is attached hereto as Exhibit C, in which the Buyer grants Comdial a security interest in certain assets of the Buyer

                        "Survival  Date" has the  meaning  set forth in  Section
9.4.

                        "Tax" or "Taxes" shall mean any federal, state, county, local, foreign and other income, profits, gains, net worth, sales and use, ad valorem, gross receipts, business and occupation, license, estimated, stamp, custom duties, occupation, property (real or personal), franchise, capital stock, license, excise, value added, payroll, employees, income withholding, social security, unemployment or other tax, any penalty, addition to tax and interest on the foregoing.

                        "Transfer  Tax"  or  "Transfer  Taxes"  shall  mean  any
federal, state, county, local foreign and other sales, use, transfer, conveyance, documentary transfer, recording or other similar tax, fee or charge imposed upon the sale, transfer or assignment of property or any interest therein or the recording thereof, and any penalty, addition to tax or interest with respect thereto, but such term shall not include any tax on, based upon or measured by, the net income, gains or profits from such sale, transfer or assignment of the property or any interest therein.

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                                   ARTICLE II
                           PURCHASE AND SALE OF ASSETS

                  2.1 Purchase and Sale of Assets. Subject to the terms set forth below, Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller the following assets (the "Purchased Assets"):

                         (a) Certain  inventory  consisting of raw materials and
components necessary for the phone and keysystem repair and maintenance which inventory is described by type and quantity on Schedule 2.1(a) attached hereto (the "Purchased Inventory");

                         (b)  Certain   equipment  related  to  the  repair  and
maintenance of such phones and keysystems which equipment is listed on Schedule 2.1(b) attached hereto (the "Purchased Equipment");

                         (c) Certain  inventory of discontinued  and/or obsolete
phones and keysystems which inventory is by type and quantity on Schedule 2.1(c) attached hereto (the "Purchased Q Stock"); and

                         (d) All registered and unregistered  trademarks,  trade
names, service marks, service names and applications therefore relating to or associated with "American Phone Center" together with the goodwill of the Business represented by that mark and name, and any and all customer lists, "toll free" telephone numbers and domain names used in the business or associated with "American Phone Company," all of which are listed on Schedule 2.1(d) (the "Purchased Intellectual Property").

                  Certain of the Purchased Assets will be used by Buyer to repair and maintain and/or provide in warranty and out of warranty services for certain telephones and keysystems provided by Seller pursuant a repair agreement of even date herewith executed by the parties hereto (the "Repair Agreement"). Further, Seller agrees to provide certain discontinued and obsolete telephones and keysystems to Buyer subsequent to Closing pursuant to a discontinued product agreement of even date herewith executed by the parties hereto ("the "Discontinued Product Agreement") (the Repair Agreement and Discounted Product Agreement shall collectively be referred to as the "Service Agreements").

                  2.2 Time of purchase. Buyer will purchase all of the Purchased Assets at Closing.

                  2.3 Purchase Price. The total purchase price ("Purchase Price") for the Purchased Assets is One Million Four Hundred Thousand and 00/100 Dollars ($1,400,000.00), and the Purchase Price shall be allocated among the Purchased Assets as follows:

                         (a) One  Hundred  Fifty  Thousand  and  00/100  Dollars
($150,000.00)  of the  Purchase  Price  shall  be  allocated  to  the  Purchased
Inventory;



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                         (b)  One  Hundred  Thirty-Seven   Thousand  and  00/100
Dollars ($137,000.00) of the Purchase Price shall be allocated to the Purchased Equipment;

                         (c) One Million Sixty-Three Thousand and 00/100 Dollars
($1,063,000.00) of the Purchase Price shall be allocated to the Purchased Q Stock; and

                         (d) Fifty Thousand and 00/100 Dollars  ($50,000.00)  of
the Purchase Price shall be allocated to the Purchased Intellectual Property.

                  2.4 Payment of Purchase Price.One Million One Hundred Fifty Thousand and 00/100 Dollars ($1,150,000.00) of the Purchase Price shall be paid by the Buyer by delivery of a secured promissory note of the Buyer substantially in the form of Exhibit D hereto (the "Note"). The balance of the Purchase Price shall be paid by the Buyer to the Seller by wire transfer of immediately available funds in the aggregate amount equal to Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) (the "Cash Purchase Price") .

                  2.5 Shipment  Terms.  Buyer shall pay for the cost of shipping
the   Purchased   Assets.   All  items   shall  be   shipped   F.O.B.   Seller's
Charlottesville, Virginia facility.

                  2.6 Removal of Purchased Assets. Buyer shall take control of the Purchased Assets immediately following Closing and shall, on or before May 4, 2001 remove the Purchased Assets from the Seller's facility. Buyer shall only be obligated to cap the electrical lines, gas lines and all compressor lines, if any, at the machine disconnect. Buyer shall not be responsible for cleaning the Seller's facility or for removal of any items not included in the Purchased Assets. Buyer shall also not be responsible for damages to Seller resulting from Buyer's failure to remove the Purchased Assets from Seller's facility on or before May 4, 2001 if such failure is the result of actions outside of Buyer's control. Buyer shall be liable for any damages caused to any building, facility or surrounding docks, land, or structure as a result of Buyer's or Buyer's agents negligence in the removal of the Purchased Assets.

                  2.7 Excluded Liabilities. Except as otherwise set forth in this Agreement, Buyer shall not assume, and shall be deemed not to have assumed, any Liabilities, and Seller shall be solely and exclusively liable with respect to all Liabilities of Seller (collectively, the "Excluded Liabilities"), including, but not limited to, those Liabilities set forth below:

                         (a) Any Liabilities which arise,  whether before, on or
after the Closing which do not relate to the Business;

                         (b)  Any  Liabilities  resulting  from  any  agreement,
contract with any vendor or supplier, unless Buyer expressly assumes such liability in writing;

                         (c) Any Liabilities under any real or personal property
leases;

                         (d) Any  Liabilities  arising  out of or in  connection
with any indebtedness of Seller to any lender or to any vendors of goods and services delivered or furnished to Seller;



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                         (e)  Any  Liabilities  attributable,   to  incurred  in
connection with, arising from, or relating to, any collective bargaining agreement, or any bonus, incentive, deferred compensation, medical, health, life or other insurance, welfare, fringe benefit, severance, vacation pay, sick pay, termination, retention, consulting, change of control, employment, stock option, stock appreciation right, stock purchase, phantom stock or other equity-based, performance, pension, retirement or any other incentive, compensation or benefit plan, program, policy agreement or arrangement (including, but not limited to, any "employee benefit plan" as defined in Section 3(3) of ERISA), sponsored, maintained, contributed to or required to be contributed to at any time by Seller or any trade or business which together with Seller would be deemed (or at any time would have been) a "single employer" within the meaning of Section 4001 of ERISA (each, an "ERISA Affiliate"), for the benefit of any current or former employee, officer, director, agent or consultant of Seller, or any ERISA Affiliate, whether formal or informal and whether legally binding or not; and

                         (f) Any  Liabilities for income Taxes of Seller and any
other Taxes of Seller, including, but not limited to, all Taxes attributable to, incurred in connection with or arising out of the operation of the Business including those which are not due or assessed until after the Closing but which are attributable to any period (or portion thereof) ending on or before the Closing.

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER

                  Seller represents and warrants to Buyer the following:

                  3.1 Organization; Qualification. Each Seller is a corporation duly organized, validly existing and in good standing under the laws of the
State of Delaware and has corporate power and authority to own its assets and conduct its business as currently conducted. Subsidiary is the wholly-owned subsidiary of Comdial. Subsidiary is qualified to transact business in the State of Virginia. Comdial is the sole owner of all issued and outstanding capital stock of the Subsidiary, and no Person has the right to acquire any interest in the capital stock of the Subsidiary. There are not any existing options, warrants, calls, subscriptions or other rights or agreements obligating Subsidiary to issue or sell any equity ownership interest in the Subsidiary.

                  3.2 Authority Relative to this Agreement. Each Seller has corporate power and authority to execute and deliver this Agreement and the Service Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each Seller of this Agreement and the Service Agreements and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by the Board of Directors of each Seller and no other corporate proceedings on the part of each Seller are necessary with respect thereto. This Agreement has been duly executed and delivered by each Seller and this Agreement and the Service Agreements when executed and delivered by each Seller, will constitute valid and binding obligations of each Seller, enforceable against each Seller in accordance with their terms.



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

                  3.3 No Violation. The execution and delivery by Seller of this Agreement and the Service Agreements and the consummation of the transactions contemplated hereby and thereby, will not (i) violate or result in a breach of any provision of the Certificate of Incorporation or Bylaws of either Seller,
(ii) result in a default, or give rise to any right of termination, modification or acceleration, or the imposition of an Encumbrance on any of the Purchased Assets, under the terms or provisions of any agreement or other instrument or obligation to which either Seller is a party or by which either Seller or any of the Purchased Assets are bound except for the lien of Bank of American, N.A. (the "Bank") pursuant to the Amended and Restated Credit Agreement dated as of November 22, 2000 and related loan documents (the "Loan Documents"), which Seller will cause to be released at or prior to Closing, or (iii) violate any law or regulation, or any judgment, order or decree of any court, governmental body, commission, agency or arbitrator applicable to either Seller or any of the Purchased Assets. The Seller has not violated, is not subject to any claim based on, has no knowledge of any action or threat of action arising under or any employee's right to exercise such employee's rights under the Family and Medical Leave Act of 1993 ("FMLA"), or the Consolidated Omnibus Budget Reconstruction Act of 1985 ("COBRA"). No employees or former employees of Subsidiary have exercised their rights under COBRA except James M. Fox, Addie Brice, Eleanor Jackson, Joyce Roach, and Betty Snow (collectively, the "COBRA Individuals"). No employee or former employee of Subsidiary is currently, or to the Seller's knowledge likely to be, out, on leave, or otherwise not performing his or her duties as a result of FMLA or any workman's compensation claim.

                  3.4 Consents and Approvals. There is no requirement applicable to either Seller to make any filing with, or to obtain any consent or approval from any Person, as a condition to the consummation of the transactions contemplated by this Agreement or the Service Agreements except for the consent of the Bank under the Loan Documents which the Seller will obtain prior to Closing.

                  3.5 Litigation. Except as set forth in Schedule 3.5, there are no actions, suits, claims, investigations, orders, judgments, decrees or proceedings pending or, to the knowledge of Seller, threatened against Seller, before any court, governmental body, commission, agency or arbitrator, which if decided adversely to Seller could in any way challenge the consummation of this transaction.

                  3.6  Title  to  Purchased   Assets.   Seller  holds  good  and
marketable title to all of the Purchased Assets, free and clear of liens, mortgages, changes, security interests or other defects in title
("Encumbrances"), except for the lien of the Bank under the Loan Documents, which Seller shall cause to be released at or prior to Closing.

                  3.7 No Finder. Neither Seller nor any Person acting on its behalf has paid or become obligated to pay any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement or the Service Agreements.

                  3.8 Disclaimer. The representations and warranties provided in this Article III set forth all the representations and warranties of the Seller, and except as expressly stated herein, BUYER ACCEPTS THE PURCHASED ASSETS "AS


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IS," AND SELLER EXPRESSLY  DISCLAIMS AND BUYER WAIVES ALL OTHER  REPRESENTATIONS
AND WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR ARISING BY COURSE OF DEALING OR PERFORMANCE, CUSTOM, USAGE IN THE TRADE OR OTHERWISE, INCLUDING WITHOUT
LIMITATION  THE  IMPLIED  WARRANTIES  OF  MERCHANTABILITY   AND  FITNESS  FOR  A
PARTICULAR USE.

                  3.9 Intellectual Property.

                         (a)  Schedule  2.1(d)  constitutes  a  true,   correct,
current and complete list of all of the Purchased Intellectual Property.

                         (b) To Seller's knowledge, none of the Purchased Assets
violate any license or infringe any intellectual property right of another. To the best of Seller's knowledge, there are no pending or threatened proceedings or litigation or other adverse claims (i) affecting the Purchased Intellectual Property; (ii) which claim the Purchased Intellectual Property infringes upon any person's licenses, trade names, trademark (registered or common law), trade name or trademark registrations and applications, service marks (registered or common law), service mark registrations and applications; or (iii) which claim the Purchased Intellectual Property violates the Anticybersquatting Consumer Protection Act (codified at 15 U.S.C. ss.1125 et. seq.), nor is there any reasonable basis upon which such a claim may be asserted. The Buyer acknowledges, subject to Section 5.10, that trademarks for "American Phone Centers" and design, Registration No. 1,879,362 has technically expired for failure to file a Declaration of Continuing Use. The Buyer acknowledges that trademarks for "American Phone Centers" and design, S/N, 79/190,898 and "American Phone Centers" and design, S/N 79/190,898 have been abandoned, "American Phone Centers" and design, Registration No. 1,291,520 has been canceled, and that the Seller owns only common law rights in such trademarks.

                  3.10 Subsidiary Not Insolvent. The Subsidiary is solvent, and will not be rendered insolvent as a result of the consummation of the transfer contemplated by this Agreement, and is and will continue to be is able to meet all of its obligations in accordance with their terms.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER

                  Buyer represents and warrants to Seller the following:

                  4.1 Corporate Authority. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee. Buyer has all requisite power and authority to execute and deliver this Agreement and the Service Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and the Service Agreements and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by the Directors of Buyer and no other corporate proceedings on the part of Buyer are necessary with respect thereto. This Agreement has been duly executed and


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delivered by Buyer, and this Agreement and the Service Agreements, when executed and delivered by Buyer, will constitute, valid and binding obligations of Buyer, enforceable in accordance with their terms except as their terms may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally or (ii) general principles of equity, whether considered in a proceeding in equity or at law.

                  4.2 Consents and Approvals. There is no requirement applicable to Buyer to make any filing with, or to obtain any consent or approval of any Person as a condition to the consummation of the transactions contemplated by this Agreement.

                  4.3 No Violation. The execution and delivery by Buyer of this Agreement and the Service Agreements does not and will not (i) violate or result in a breach of any provision of the Articles of Incorporation or Bylaws of Buyer, (ii) result in a default, or give rise to any right of termination, modification or acceleration under the terms, conditions or provisions of any agreement or other instrument or obligation to which Buyer is a party or by which Buyer may be bound, or (iii) violate any law or regulation, or judgment, order or decree of any court, governmental body, commission, agency or arbitrator applicable to Buyer.

                  4.4 No Finder. Neither Buyer nor any Person acting on its behalf has paid or become obligated to pay any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement or the Service Agreements

                  4.5 Litigation. Except as set forth in Schedule 3.5, there are no actions, suits, claims, investigations, orders, judgments, decrees or proceedings pending or, to the knowledge of Buyer, threatened against Buyer, before any court, governmental body, commission, agency or arbitrator, which if decided adversely to Buyer could in any way challenge the consummation of this transaction.

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

                  5.1 Confidentiality.

                         (a) The  information  which  Buyer has or will  acquire
about Seller as a result of the transactions contemplated by this Agreement is termed "Evaluation Material." Buyer agrees that neither it, nor any of its representatives will (i) use any such material for any purpose not related to the transactions contemplated by this Agreement or the Supply Agreement or (ii) disclose any such material to anyone except its representatives who may need such information to perform their respective duties and have been informed of its confidential nature and directed to treat it confidentially. If the transactions contemplated by this Agreement are not consummated, Buyer agrees that it and its representatives will return any written Evaluation Material in their possession, or will destroy and will not retain any such material, any copies thereof or any notes or memoranda made using such material.



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                         (b) The confidentiality agreement contained herein will
terminate upon the earlier of three years after the date hereof or upon consummation of the transactions contemplated hereby.

                         (c) The parties agree that monetary damages alone would
not be a satisfactory remedy for a breach of that portion of the confidentiality agreement contained herein which relates to any proprietary information held by Seller, including, but not limited to, any proprietary process employed by Seller in its manufacturing operations, and that if that provision is breached, Seller is entitled to injunctive relief as well as monetary damages.

                         (d)  Notwithstanding  the  foregoing,   Buyer  and  its
representatives may use and disclose Evaluation Material and information obtained from the Evaluation Material to the extent that (i) they acquired such information on a non-confidential basis prior to receipt thereof from Seller,
(ii) such information has become generally available to the public, or (iii) such information is provided to the Person using or disclosing it by a Person who obtained such information other than as a result of a breach of this Agreement. Furthermore, Buyer and its representatives may disclose such information to the extent that they are required to do so to comply with a governmental or judicial order or decree, but upon receiving notice that any such order or decree has been issued or is being sought, they will promptly notify Seller and will, at the expense of Seller, if Seller wants such information to continue to be treated confidentially, cooperate with Seller's efforts to contest the issuance of such order or decree.

                  5.2 Taxes and Recording Fees. All Transfer Taxes incurred in connection with the acquisition of the Purchased Assets will be borne by Buyer.

                  5.3 Expenses. Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such costs and expenses.

                  5.4 Public Announcements. Except as required by law, the parties will consult with each other before issuing any press releases or making any public statements with respect to this Agreement and will not issue any such press release or make any such public statement without the consent of the other. After Closing, Buyer may, without Seller's consent, promote and advertise the business in Buyer's sole discretion.

                  5.5 Efforts to Consummate. Subject to the terms and conditions herein provided, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable to consummate, as promptly as practicable, the transactions contemplated hereby, including, but not limited to, the obtaining of all necessary consents, waivers or approvals of third parties, whether private or governmental, required of it to enable it to comply with the conditions precedent to consummating the transactions contemplated by this Agreement. Each party agrees to cooperate fully with the other in assisting it to comply with the provisions of this Section, and Seller agrees to take such steps as may be necessary to remove any Encumbrances (other than imperfections of title permitted by this Agreement) which affect the Purchased Assets.


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

Notwithstanding the foregoing, no party hereto shall be required to initiate any litigation, make any substantial payment or incur any material economic burden, except for a payment otherwise then required of it, to obtain any consent, waiver, or approval, and if, despite its efforts, any party is unable to obtain any consent, waiver or approval, the other party may terminate this Agreement and shall have no liability therefor except as is provided in Article X.

                  5.6 Outstanding Purchase Orders. Prior to purchasing inventory directly from any third party vendor, Buyer will use commercially reasonable efforts to purchase inventory under outstanding purchase orders of Seller with Seller's vendors as identified on Schedule 5.6.

                  5.7 Access. From the date hereof until the Closing, Seller shall allow Buyer's employees, agents and representative during regular business hours to make such investigation of the business and Seller's books and records related thereto, as Buyer reasonably deems necessary or advisable, and Seller shall instruct its employees to cooperate in any such investigation. From and after the Closing, so long as any books, records or other files relating to the Purchased Assets or operation of the business, to the extent that they pertain to such operations prior to the Closing, remain in existence and available, each party (at its expense) shall have the right, upon reasonable notice, to inspect and to make copies of the same at any time during regular business hours for any purpose, including, without limitation, in connection with any third-party claim in respect of which a party may have Liability hereunder.

                  5.8. Employee Matters. The fifty-three (53) employees of the Seller designated on Schedule 5.8 ("Continuing Employees") shall, commencing on the Closing Date, become employees of the Buyer, and thereupon, the Buyer shall have full responsibility for all matters affecting such Continuing Employees, including, without limitation, the institution of new benefit plans and severance practices. With respect to periods prior to the Closing Date, the Seller shall pay all obligations relating to the employees, including but not limited to any obligations relating to the COBRA Individuals. Notwithstanding anything herein to the contrary, Buyer shall not be obligated to retain any Continuing Employee for any specified period of time after the Closing.

                  5.9. Name Change. The Subsidiary shall execute and file the necessary documentation to change the name it has qualified to do business under in Virginia from "American Phone Centers, Inc." to another name, which is in no way similar to "American Phone Centers, Inc."

                  5.10 Declaration of Continuation. Prior to the Closing, the Seller shall have filed a "Declaration of Continuing Use" with the United States Patent and Trademark Office for "American Phone Centers" and related design, Registration Number 1,879, 362.

                                   ARTICLE VI
                        CONDITIONS TO OBLIGATION OF BUYER

                  The  obligation  of  Buyer  to  consummate  the   transactions
contemplated by this Agreement is subject, to the extent not waived, to the following conditions.

                  6.1 Representations and Warranties. Except for changes contemplated by this Agreement, each of the representations and warranties of Seller contained in this Agreement (which representations and warranties include the information in the schedules corresponding thereto) shall be true and correct in all material respects as of the date of Closing, and Seller shall have delivered to Buyer a certificate to that effect signed by its duly authorized officer.

                  6.2 Performance of this Agreement. Seller shall have complied in all material respects with all of its obligations under this Agreement and shall have delivered to Buyer a certificate to that effect signed by its duly authorized officer.

                  6.3 Corporate Authorization. All corporate action required to be taken by Seller in connection with the transactions contemplated by this Agreement shall have been taken, all documents incident thereto shall be reasonably satisfactory in substance and form to Buyer, and Buyer shall have received such originals or copies of such documents as it may reasonably request that are related to this Agreement.

                  6.4 Bank Release. The Seller shall have caused the Bank to release any and all liens on and security interests in the Purchased Assets on or prior to the Closing ("Release"). The Bank shall have executed and delivered all documents which the Buyer believes are reasonably necessary to consummate the foregoing Release or committed to do so in writing.

                                   ARTICLE VII
                       CONDITIONS TO OBLIGATION OF SELLER

                  The obligation of Seller to consummate the transactions contemplated by this Agreement is subject, to the extent not waived, to the following conditions.

                  7.1 Representations and Warranties. Each of the representations and warranties of Buyer contained in this Agreement shall be true and correct as of the date of Closing, and Buyer shall have delivered to Seller a certificate to that effect signed by its duly authorized officer.

                  7.2 Corporate Authorization. All action required to be taken by Buyer in connection with the transactions contemplated by this Agreement shall have been taken, all documents incident thereto shall be reasonably satisfactory in substance and form to Seller, and Seller shall have received such originals or copies of such documents as it may reasonably request that are related to this Agreement.

                  7.3 Consent of Lender. Seller shall have received the approval and consent of the Bank under the Loan Documents.

                                  ARTICLE VIII
                                     CLOSING

                  8.1 Time and Place of Closing. The closing (the "Closing") shall take place at the offices of Comdial Corporation in Charlottesville, Virginia at 10:00 AM local time on the latter of (i) the next business day after the last of the conditions to Closing is fulfilled or waived or (ii) such other date as may be agreed upon by the parties (either of which dates is referred to in this Agreement as the "Closing Date"). If the Closing takes place, the Closing and all of the transactions contemplated by this Agreement shall be deemed to have occurred simultaneously and become effective as of 12:01 AM on the Closing Date.

                  8.2 Deliveries by Seller. At the Closing Seller shall deliver to Buyer the following:

                           (i) a Bill of Sale and such other documents as may be necessary to transfer to Buyer the Purchased Assets to be purchased by Buyer at Closing, all of which shall be in form satisfactory to Buyer;

                           (ii) the Certificates of the duly authorized officer of Seller required by Sections 6.1 and 6.2;

                           (iii) evidence that the corporate action described in
         Section 6.3 has been taken;

                           (iv) a certificate from the Secretary of State of Delaware of Seller's good standing as of the most recent date obtainable;

                           (v) the documents executed by the Bank to consummate the Release in accordance with Section 6.4; and

                           (vi)   such   additional   documents   as  Buyer  may
         reasonably request.

                  8.3 Deliveries by Buyer. At the Closing Buyer shall deliver to Seller the following:

                           (i) the Cash Purchase Price in immediately available funds;

                           (ii) duly executed copies of the Note and Security Agreement;

                           (iii) the Certificate of the duly authorized officer of Buyer required by Section 7.1;

                           (iv) evidence that the corporate  action described in
         Section 7.2 has been taken;

                           (v) a certificate from the State of Tennessee as to the good standing of Buyer in the State of Tennessee as of the most recent date obtainable;

                           (vi)  such   additional   documents   as  Seller  may
         reasonably request.

                  8.4 Deliveries by Seller and Buyer. At the Closing Seller and Buyer shall each execute and deliver to the other the Repair and Discontinued Product Agreements.

                                   ARTICLE IX
                                 INDEMNIFICATION

                  9.1 Indemnification by Seller and Buyer. Subject to the limitations contained in this Article, Seller and Buyer will indemnify and hold each other harmless from any damage, loss, liability or expense (including, without limitation, reasonable expenses of investigation and litigation and reasonable attorneys', accountants' and other professional fees) arising out of:

                           (i) a breach of any representation or warranty made by the other party in this Agreement; and

                           (ii) a breach of any agreement of the other party contained with this Agreement (but not the Repair and Discontinued Product Agreements, which will stand on their own).

                  9.2 Third-Party Claims. The obligation of Seller and Buyer to indemnify one another under the provisions of this Article with respect to claims resulting from the assertion of liability by those not parties to this Agreement (including governmental claims for penalties, fines and assessments) shall be subject to the following terms and conditions:

                           (i) The party against whom a claim by a third party has been made (the "Indemnitee") shall give prompt written notice to the other party hereto (the "Indemnitor") of any assertion of liability by a third party which might give rise to a claim for indemnification, which notice shall state the nature and basis of the assertion and the amount thereof, to the extent known; provided, however, that no delay on the part of the Indemnitee in giving notice shall relieve the Indemnitor of any obligation to indemnify unless (and then solely to the extent that) the Indemnitor is prejudiced by such delay.

                           (ii) If any action, suit or proceeding (a "Legal Action") is brought against the Indemnitee with respect to which the Indemnitor may have an obligation to indemnify the Indemnitee, the Legal Action shall be defended by the Indemnitor and such defense to include all proceedings for appeal or review which counsel for the Indemnitee shall reasonably deem appropriate.

                           (iii) Notwithstanding the provisions of the previous subsection of this Article, until the Indemnitor shall have assumed the defense of any such Legal Action, the defense shall be handled by the Indemnitee. Furthermore, (A) if the Indemnitee shall have reasonably concluded that there are likely to be defenses available to it that are different from or in addition to those available to the Indemnitor; (B) if the Indemnitor fails to provide the Indemnitee with evidence reasonably acceptable to the Indemnitee that the Indemnitor has sufficient financial resources to defend and fulfill its indemnification obligation with respect to the Legal Action; (C) if the Legal Action involves other than money damages and seeks injunctive or other equitable relief; or (D) if a judgment against the Indemnitee will, in the good faith opinion of the Indemnitee, establish a custom or precedent which will be materially adverse to the best interests of its continuing business, the Indemnitor shall not be entitled to assume the defense of the Legal Action and the defense shall be handled by the Indemnitee. If the defense of the Legal Action is handled by the Indemnitee under the provisions of this subsection, the Indemnitor shall pay all legal and other expenses reasonably incurred by the Indemnitee in conducting such defense.

                           (iv) In any Legal Action initiated by a third party and defended by the Indemnitor (A) the Indemnitee shall have the right to be represented by advisory counsel and accountants, at its own expense, (B) Seller shall keep the Indemnitee fully informed as to the status of such Legal Action at all stages thereof, whether or not the Indemnitee is represented by its own counsel, (C) the Indemnitor shall make available to the Indemnitor and its attorneys, accountants and other representatives, all books and records of the Indemnitor relating to such Legal Action and (D) the parties shall render to each other such assistance as may be reasonably required in order to ensure the proper and adequate defense of the Legal Action.

                           (v) In any Legal Action initiated by a third party and defended by the Indemnitor, the Indemnitor shall not make settlement of any claim without the written consent of the Indemnitee, which consent shall not be unreasonably withheld. Without limiting the generality of the foregoing, it shall not be deemed unreasonable to withhold consent to a settlement involving injunctive or other equitable relief against the Indemnitee or its assets, employees or business, or relief which the Indemnitee reasonably believes could establish a custom or precedent which will be materially adverse to the best interests of its continuing business.

                  9.3 Limitations on Indemnification.

                         (a)  Notwithstanding  the foregoing  provisions of this
Article except for Sections 3.6, 3.7 and 4.4 and Excluded Liabilities with respect to which no Deductible (as defined below) shall apply, neither party shall be liable to the other party under this Article unless and until the aggregate amount of its liability exceeds $50,000 (the "Deductible"), and thereafter the party seeking indemnification shall be entitled to indemnification thereunder only for the aggregate amount of such liability in excess of the Deductible. Additionally, the aggregate limit for all claims under this Article, except for claims under Sections 3.6, 3.7 and 4.4 and those relating to Excluded Liabilities, shall be $550,000.

                         (b) All damages to which  either  party may be entitled
pursuant to the provisions of this Article shall be net of any insurance proceeds actually received with respect thereto.

                         (c)  EXCEPT  AS  EXPRESSLY  PROVIDED  HEREIN,  UNDER NO
CIRCUMSTANCES WILL EITHER PARTY BE LIABLE TO THE OTHER UNDER ANY CONTRACT, STRICT LIABILITY, NEGLIGENCE OR OTHER LEGAL OR EQUITABLE THEORY, FOR ANY INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OR FOR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES OR FOR LOSS OF DATA OR LOST PROFITS

IN CONNECTION WITH THE SUBJECT MATTER OR THE TERMINATION OF THIS AGREEMENT SUBJECT TO THE FOLLOWING CONDITIONS: (1) THIS LIMITATION DOES NOT APPLY TO CLAIMS FOR BODILY INJURY OR DAMAGE TO REAL OR TANGIBLE PERSONAL PROPERTY CAUSED BY THE NEGLIGENCE OF EMPLOYEES OR REPRESENTATIVES OF SELLER OR BUYER; AND (2) IF A THIRD PARTY MAKES RECOVERY AGAINST SELLER OR BUYER AS A RESULT OF THE PERFORMANCE OR FAILURE TO PERFORM BY THE OTHER PARTY HERETO, SUCH RECOVERED DAMAGES SHALL BE TREATED TO THE FULLEST EXTENT AS DIRECT DAMAGES AND SHALL BE RECOVERABLE AS SUCH BY SELLER OR BUYER UNDER THIS AGREEMENT.

                  9.4 Survival; Investigation. The representations and warranties of either party contained in this Agreement shall survive any investigation by the other party and shall not terminate until the second anniversary of the Closing (the "Survival Date") at which time they shall lapse. Notwithstanding the provisions of the preceding sentence, any representation or warranty in respect of which indemnification may be sought under this Article shall survive the Survival Date if written notice, given in good faith, of a specific breach thereof is given to the other party prior to the Survival Date, whether or not liability has actually been incurred.

                                    ARTICLE X
                        TERMINATION, AMENDMENT AND WAIVER

                  10.1 Termination. This Agreement may be terminated at any time prior to the Closing:

                           (i) by mutual consent of Seller and Buyer;

                           (ii) by Buyer if any condition to Buyer's closing has not been fulfilled by May 15, 2001 (unless such failure is the result of action by Buyer); or

                           (iii) by Seller if any condition to Seller's closing has not been fulfilled by May 15, 2001 (unless such failure is the result of action by Seller);

                  10.2 Effect of Termination. If this Agreement is terminated as provided above, it shall become wholly void and of no further force and effect, and there shall be no further liability or obligation on the part of either party except to pay such expenses as are required of it and to comply with the confidentiality provisions of Section 5.1, but such termination shall not constitute a waiver by either party of any claim it may have for damages caused by reason of a material breach of a representation, warranty or agreement made by the other party.

                  10.3 Amendment. This Agreement and the Schedules hereto may be amended, provided that any such amendment is approved in writing by each of the parties. All representations and warranties that are true and correct, as modified and approved, shall be deemed true and correct for the purposes of Sections 6.1 and 7.1.

                                   ARTICLE XI
                               GENERAL PROVISIONS

                  11.1 Notices. All notices and other communications given hereunder shall be in writing. Notices shall be effective when delivered, if delivered personally. Otherwise, they shall be effective when sent to the parties at the addresses or numbers listed below, as follows: (i) on the business day delivered (or the next business day following delivery if not delivered on a business day) if sent by a local or long distance courier, prepaid telegram, telefax or other facsimile means, or (ii) three days after mailing if mailed by registered or certified U.S. mail, postage prepaid and return receipt requested.

                           If to Seller to:

                                    Comdial Corporation
                                    106 Cattlemen Rd.
                                    Sarasota, FL 34232
                                    Attention: Chief Financial Officer
                                    Telefax No.: (941) 925.7989

                           With a copy to:

                                    Attention :  SVP and General Counsel

                           If to Buyer to:

                                    King Technologies, Inc.
                                    805 Industrial Park Drive
                                    Trenton, TN  38382
                                    Attention:  Mr. George King
                                    Telefax No.: (731) 855-3591

                           With a copy to:

                                    Jonathan F. Kent, Esq.
                                    Miller & Martin LLP
                                    1000 Volunteer Building
                                    832 Georgia Avenue
                                    Chattanooga, TN  37402
                                    Telefax No.:  (423) 785-8426

Any Person may change the address or number to which notices are to be delivered to him, her or it by giving the other Persons named above notice of the change in the manner set forth above.

                  11.2 Governing  Law. This  Agreement  shall be governed in all respects by the laws of the State of Tennessee without regard to its choice of law rules. Any dispute, controversy, or claim arising out of or relating to this Agreement, or the breach, termination or invalidity thereof shall be finally settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect on the date of this Agreement by one (1) arbitrator appointed in accordance with said Rules. The appointing authority shall be the American Arbitration Association. The place of arbitration shall be Atlanta, Georgia. The arbitral award may be enforced in any court of competent jurisdiction.

                  11.3 Schedules. The information contained in any Schedule which is referred to in any section of this Agreement shall be deemed to have been disclosed in connection with, and to be incorporated into, that particular section only, and shall not be deemed a part of any other section.

                  11.4 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of the Agreement.

                  11.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  11.6 Miscellaneous. This Agreement (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof;
(ii) is not intended to and shall not confer upon any Person, other than the parties hereto, any rights or remedies; and (iii) shall not be assigned by operation of law or otherwise.


                            [Signature Page Follows]

                  IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed and their corporate seals to be hereto affixed and attested by their duly authorized officers.

ATTEST:                                              COMDIAL CORPORATION


___________________________________         By:________________________________
Secretary                                   Title:_____________________________


                                                  AMERICAN PHONE CENTERS, INC.


___________________________________         By:________________________________
Secretary                                   Title:_____________________________


ATTEST:                                              KING TECHNOLOGIES, INC.


___________________________________         By:________________________________
Secretary                                   Title:_____________________________

                                    Exhibit A

                         DISCONTINUED PRODUCT AGREEMENT

                                    Exhibit B

                                REPAIR AGREEMENT

                                    Exhibit C

                               SECURITY AGREEMENT

                                    Exhibit D

                             SECURED PROMISSORY NOTE

                                 Schedule 2.1(a)

                               PURCHASED INVENTORY

                  Certain inventory consisting of raw materials necessary for the phone and key system repair and maintenance. Items will be identified by type and quantity by the Seller and the Buyer.

                                 Schedule 2.1(b)

                               PURCHASED EQUIPMENT

                                 Schedule 2.1(c)

                                PURCHASED Q STOCK

                                 Schedule 2.1(d)

                         PURCHASED INTELLECTUAL PROPERTY

                                  Schedule 3.5

                                   LITIGATION


None.